UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
Tri-Isthmus Group, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person Filing Proxy Statement, if other than Registrant)
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123456 C0123456789 12345C 12345678900 2 2 7 7 7MR ANDREW SAMPLE1234 AMERICA DRIVEANYWHERE, IL 60661www.envisionreports.com/TISGStep 1: Go to www.envisionreports.com/TISG to view the materials.Step 2: Click on Cast Your Vote or Request Materials.Step 3: Follow the instructions on the screen to log in.Stockholder Meeting NoticeIMPORTANT ANNUAL STOCKHOLDERS’ MEETINGINFORMATION — YOUR VOTE COUNTS!++Important Notice Regarding the Availability of Proxy Materials for theTri-Isthmus Group, Inc. Stockholder Meeting to be Held on September 29, 2009Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annualstockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online orrequest a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!This communication presents only an overview of the more complete proxy materials that are available to you on theInternet. We encourage you to access and review all of the important information contained in the proxy materialsbefore voting. The proxy statement and Annual Report Form 10-K for the fiscal year ended September 30, 2008 areavailable at:___Easy Online Access — A Convenient Way to View Proxy Materials and VoteWhen you go online to view materials, you can also vote your shares.Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.Obtaining a Copy of the Proxy Materials — If you want to receive a paper or e-mail copy of thesedocuments, you must request one. There is no charge to you for requesting a copy. Please make yourrequest for a copy as instructed on the reverse side on or before September 19, 2009 to facilitatetimely delivery..D6818701Here’s how to order a copy of the proxy materials and select a future delivery preference:Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.If you request an email copy of current materials you will receive an email with a link to the materials.PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.___Internet — Go to www.envisionreports.com/TISG. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order apaper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.___Telephone — Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a papercopy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings._ Email — Send email to investorvote@computershare.com with “Proxy Materials Tri-Isthmus, Group, Inc.” in the subject line. Include in themessage your full name and address, plus the three numbers located in the shaded bar on the reverse, and state in the email that youwant a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by September 19, 2009..

Stockholder Meeting Notice

Tri-Isthmus Group Inc.'s Annual Meeting of Stockholders will be held on September 29, 2009 at the offices of K&L Gates LLP, 1717 Main Street, Suite 2800, Dallas, TX 75201, at 10:00 a.m. local time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1. To elect five (5) directors to serve until the 2010 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

   01 - David Hirschhorn, 02 - Todd Parker, 03 - Robert N. Schwartz, Ph.D., 04 - Richardson E. Sells, 05 - William A. Houlihan

2. To amend the Company's Certificate of Incorporation to change the Company's name from Tri-Isthmus Group, Inc. to First Physicians Capital Group, Inc.

3. To approve the ratification of the appointment of Whitley Penn LLP as the independent accountants of the Company for the fiscal year ending September 30, 2009.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.



Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/TISG**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Tri-Isthmus, Group, Inc." in the subject line. Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by September 19, 2009.

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